UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): October 30, 2025

Black Stone Minerals, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020
Houston,	Texas	77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: Not Applicable (Former name or former address, if changed since last report)	(713)	445-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Director

On October 30, 2025, William Mathis submitted his resignation from the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., the general partner (the “General Partner”) of Black Stone Minerals, L.P. (the “Partnership”), effective immediately. Mr. Mathis’s decision to resign was not due to any disagreement with the Partnership or the General Partner on any matter relating to the Partnership’s or the General Partner’s operations, policies, or practices.

Leadership Succession

On October 30, 2025, Black Stone Minerals approved a leadership succession plan in which Thomas L. Carter, Jr., the Partnership’s Chairman, Chief Executive Officer and President, will transition to the role of Executive Chairman on January 1, 2026. Effective upon that transition:

•Fowler Carter, who currently serves as Senior Vice President, Corporate Development, and Taylor DeWalch, who currently serves as Senior Vice President, Chief Financial Officer, and Treasurer, will be appointed co-Chief Executive Officers and will be appointed to the Board;
•Chris Bonner, currently Vice President and Chief Accounting Officer, will be appointed Senior Vice President, Chief Financial Officer, and Treasurer; and
•Erin Phillips, currently Director, Corporate Accounting, will serve as Controller and act as principal accounting officer.

In their capacity as directors on the Board, neither Mr. F. Carter nor Mr. DeWalch will be named to a committee of the Board, and neither will receive any additional compensation for service as a director.

Except as described above with respect to Mr. F. Carter and Mr. DeWalch and their new appointments as directors on the Board, any compensation arrangements in connection with the appointment to the new positions to be held by each of Mr. T. Carter, Mr. F. Carter, Mr. DeWalch, Mr. Bonner and Ms. Phillips will be decided at a later date.

Except as described below, there are no transactions that are required to be reported under Item 404(a) of Regulation S-K.

Fowler Carter, 45, has been employed by the Partnership continuously since 2010 in roles of increasing responsibility. He has served in his current role since February 2025. He served as Vice President, Business Development from March 2024 until he was appointed to his current role. Before that position, he had acted as Director, New Ventures, since 2017 and, before that, he was an Associate in the Partnership’s Business Development group. Prior to joining Black Stone Minerals, Mr. F. Carter served as an Associate in the Restructuring, Valuation, and Transactional Advisory practices at Opportune Consulting. Mr. F. Carter received his M.B.A. degree from the University of Saint Thomas and his B.B.A from Saint Edwards University. He is the son of Thomas L. Carter, Jr., the Partnership’s Chairman, Chief Executive Officer, and President. The Partnership employs Stephen Fox, the brother-in-law of Mr. F. Carter, as Director, Corporate Development Land, and he received total compensation of $339,682 during the year ended December 31, 2024 and $258,659 during the period January 1, 2025 through October 31, 2025.

Taylor DeWalch, 36, joined the Partnership in February 2023 as Director, Strategy & Asset Development and was promoted to Vice President, Corporate Strategy & Development of the general partner in February 2024 and to his current role in May 2024. Mr. DeWalch worked as a Senior Reservoir Engineer at Callon Petroleum, Inc. from 2022 until he joined the Partnership. He had previously served in multiple roles at Unitex Oil and Gas from 2018 to 2022, including Vice President of Reservoir Engineering, and in various engineering capacities at Anadarko Petroleum from 2012 to 2018. He graduated from Louisiana State University with a Bachelors in Petroleum Engineering. He is the son of Mark DeWalch, who serves as a director on the Board.

Chris Bonner, 36, has been employed at the Partnership in various accounting roles since 2018. He served as Director, Accounting from March 2022 until his appointment to Controller in May 2024; before that, he had served as Corporate Accounting Manager since March 2020 and SEC Reporting Manager since October 2018. Before joining the Partnership, he had worked in various audit-related capacities, most recently as Audit Manager, at BDO USA, LLP, a public accounting firm, which he joined in 2012. Mr. Bonner graduated from the University of Texas at Austin with a Bachelors in Accounting and a Masters in Professional Accounting. He is a Certified Public Accountant.

Erin Phillips, 41, joined the Partnership in July 2024 in her current role. Immediately prior to joining the Partnership, she had served as a Consulting Manager with Arcus Advisors since 2022, providing contract accounting and audit-related services, most recently to the Partnership. Before joining Arcus, she was an independent consultant providing public accounting services from 2015 to 2022, and an Associate to Audit Manager with PKF of Texas from 2007 to 2015. She graduated from Texas Christian University with a Bachelors in Economics and a Masters in Accountancy. She is a Certified Public Accountant.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: November 5, 2025	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).
5